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                                                                   Exhibit 10(i)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-51676 of New England Variable Annuity Separate Account of our report dated February 9, 2001 relating to the consolidated financial statements of New England Life Insurance Company and of our report dated March 9, 2001 relating to the financial statements of New England Variable Annuity Separate Account appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the "Experts" in such Statement of Additional Information.


Deloitte & Touche LLP
Boston, Massachusetts
May 15, 2001